UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2007
Date of Report (Date of earliest event reported)

INFRABLUE (US) INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51935	Not Applicable
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

Suite 3.19, 130 Shaftesbury Avenue,
London, England	W1D 5EU
(Address of principal executive offices)	(Zip Code)

+ 44 (0) 20 7031 1189
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ] Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01         Entry Into a Material Definitive Agreement Agreement to Acquire Assets of Oxon Life Science Limited

On October 12, 2007, Infrablue (US) Inc. (“we” or the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) among the Company, NextGen Bioscience Inc. (“NextGen”), a wholly-owned subsidiary of the Company, and Oxon Life Science Limited (“Oxon”). The following summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Under the Asset Purchase Agreement, we and NextGen agreed to purchase certain intellectual property assets and undertakings of Oxon relating to the development of therapies for treatment of certain types of cancer (the “Assets”) in consideration for 3,500,000 shares of our common stock. The Agreement contains representations, warranties and covenants of the parties customary for agreements of this type, including covenants of Oxon to conduct its business in the ordinary and normal course until the closing of the transaction, and covenants of the Company to complete a forward stock split of its outstanding shares on a four new shares for one old share basis (and a corresponding increase to the authorized capital of the Company), as well as to change the name of the Company to NextGen Bioscience Inc.

Upon closing of the transaction, Oxon will hold approximately 11% of the Company’s outstanding shares. The acquisition of the Assets constitutes a change in the principal business of the Company to a biotechnology company focused on the development and commercialization of novel therapeutic proteins that disrupt the advance of life-threatening cancers with a focus on prostate and breast cancer. Upon completion of the acquisition of the Assets, we plan to add two directors from Oxon to the board of directors of the Company.

We anticipate that the closing of the acquisition of the Assets will take place on or about November 12, 2007. There is no assurance the acquisition will be completed.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro forma Financial Information.

Not applicable.

(c)           Shell Company Transaction.

Not applicable.

(d)           Exhibits.

Exhibit	Description

10.1	Asset Purchase Agreement among Infrablue (US) Inc., NextGen Bioscience Inc. and Oxon Life Science Limited dated October 12, 2007

SIGNATURES

Pursuant to the requirements of the Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFRABLUE (US) INC.

Date: October 16, 2007	By:	/s/ Mitchell Johnson
Mitchell Johnson
President and Chief Executive Officer